Exhibit 5.1

Connell Foley LLP

56 Livingston Avenue

Roseland , NJ 07068

P 973.535.0500 F 973.535.9217

July 31 , 2024

EMCORE Corporation

450 Clark Dr.,

Budd Lake, NJ 07828

Re:      Registration of Securities of EMCORE Corporation

Ladies and Gentlemen:

We have acted as special New Jersey counsel for EMCORE Corporation, a New Jersey corporation (the “Company”), in connection with the filing of the Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to 1,810,528 shares of common stock, no par value (the “Common Stock”) issuable upon the exercise of a warrant to purchase the Common Stock (the “Warrant”). Common Stock shall include any additional amounts of such common stock the offer and sale of which are registered pursuant to a registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with one or more offerings contemplated by such Registration Statement. Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement.”

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents, each of which is dated the date hereof unless otherwise indicated:

(i)	Registration Statement;

(ii)	Prospectus relating to the offer and sale of the Common Stock (the “Prospectus”);

(iii)	Restated Certificate of Incorporation of the Company dated April 4, 2008, as amended through March 25, 2024 (the “Certificate of Incorporation”);

(iv)	By-Laws of the Company, as amended through February 20, 2024 (the “By-Laws”);

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EMCORE Corporation

July 31, 2024

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(v)	Certificate dated July 26, 2024, issued by the State Treasurer, State of New Jersey, as to the Company’s good standing in State of New Jersey (the “Good Standing Certificate”); and

(vi)	Minutes of meetings and/or written consents of the Board of Directors of the Company as provided to us by the Company, and such other documents, corporate records, certificates of corporate officers and public officials and such other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion (the “Resolutions”).

In such examination, we have assumed, with your consent and without independent investigation, that: (a) each document submitted to us for review is authentic, accurate, and complete, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; and (b) each certificate issued by a governmental official, office, or agency concerning an entity’s status, including, but not limited to, certificates of corporate status, is accurate, complete, and authentic.

We have been furnished with, and with your consent have relied upon, a certificate of an officer of the Company with respect to certain factual matters (the “Factual Certificate”). As to matters of fact material to the opinions set forth herein, we have relied upon the accuracy of the matters addressed in the Factual Certificate. We have assumed, without independent investigation, that such statements and representations are true, correct and complete, in all material respects and we have no actual knowledge that such matters of fact are untrue.

Where our opinion relates to our “knowledge”, such knowledge is based upon our examination of the records, documents, reports, instruments and certificates enumerated and described herein, or that we otherwise deemed necessary to examine for purposes of rendering this opinion, and the actual knowledge of attorneys in this firm who are currently involved in substantive legal representation of the Company and its subsidiaries.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Common Stock is offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the SEC describing the Common Stock offered thereby and will comply with all applicable laws; (iv) all Common Stock will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and (v) none of the terms of any Common Stock to be established subsequent to the date hereof, nor the issuance and delivery of such Common Stock, nor the compliance by the Company with the terms of such Common Stock will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company, we are of opinion as follows:

EMCORE Corporation

July 31, 2024

1.	Based solely upon our review of the Good Standing Certificate, the Company is a corporation validly existing under the laws of the State of New Jersey. The Company has the corporate power to own or lease its properties and conduct its business in all material respects as described in the Registration Statement and the Prospectus.

2.	The registration, offer and sale by the Company of the Common Stock and the transactions contemplated by the Registration Statement do not conflict with or result in any breach of, or constitute a default under the Certificate of Incorporation or Bylaws of the Company.

3.	With respect to any of the Common Stock, assuming that any Common Stock issued by the Company pursuant to the exercise of the Warrant, will not exceed the maximum authorized number of shares of Common Stock under the Certificate of Incorporation, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time, has been duly authorized and when issued against the full payment specified therefor, which must have a value not less than the par value thereof, such Common Stock will be validly issued, fully paid and non-assessable.

Notwithstanding anything contained herein which may be construed to the contrary, this opinion is based, as to matters of law, solely on the laws of the State of New Jersey. We express no opinion relating to: (a) the laws or regulations of any jurisdiction other than the State of New Jersey (including, but not limited to, the federal laws of the United States); or (b) the application of, or compliance with, any foreign, federal or state law or regulation with respect to the power, authority or competence of any party, other than the Company, to the Indenture.

This opinion is rendered as of the date hereof, and we express no opinion as to any event, fact, circumstance, or development subsequent to the date of this opinion. We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth in this opinion that may result from any change of law or fact that may arise after the date of this opinion. Our opinion is limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein.

EMCORE Corporation

July 31, 2024

We are furnishing this opinion to the Company solely in connection with the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC promulgated thereunder.

Very truly yours,
/s/ Connell Foley LLP
Connell Foley LLP